UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2013

U.S. WELL SERVICES, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-184491	90-0794304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 South Post Oak Lane, Suite 405, Houston, Texas 77056
(Address of principal executive offices and Zip Code)

(832) 562-3730
(Registrant’s telephone number, including area code )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01Entry into a Material Definitive Agreement

The information provided under Item 2.03 in this Current Report on Form 8-K regarding the First Amendment to Credit Agreement is incorporated by reference into this Item 1.01.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 12, 2013, U.S. Well Services, LLC (the “Company”), entered into a First Amendment (the “First Amendment”) to Credit and Security Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (the “Lender”).  The First Amendment became effective on November 14, 2013 (the “Amendment Effective Date”), following the satisfaction of certain conditions specified in the First Amendment.  Pursuant to the First Amendment, the Lender agreed to increase the Company’s borrowing base from $7.5 million to $15.0 million.

As of the Amendment Effective Date, the borrowing base will be determined as the result of (a) the lesser of (i) 85% (less the amount, if any, of the Dilution Reserve (as defined in the Credit Agreement), if applicable) of the amount of Eligible Accounts (as defined in the Credit Agreement), and (ii) $15.0 million, minus (b) the Availability Block (as defined in the Credit Agreement), minus (C) the aggregate amount of Reserves (as defined in the Credit Agreement), if any, established by the Lender in its Permitted Discretion (as defined in the Credit Agreement).

The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1First Amendment to Credit and Security Agreement dated November 12, 2013, by and between U.S. Well Services, LLC, and Wells Fargo Bank, National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. WELL SERVICES, LLC

Date:	November 19, 2013	By:	/s/ Brian Stewart
Brian Stewart
President and Chief Executive Officer

Exhibit Index

10.1First Amendment to Credit and Security Agreement dated November 12, 2013, by and between U.S. Well Services, LLC, and Wells Fargo Bank, National Association